Exhibit 99.2

INDEPENDENT AUDITOR’S REPORT

To the Board of Directors of

T & W Forge, Inc.

We have audited the balance sheets of T & W Forge, Inc. (an S corporation) as of October 31, 2009 and 2008, and the related statements of operations, changes in shareholders’ equity and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of T & W Forge, Inc. as of October 31, 2009 and 2008, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ Brockman, Coats, Gedelian & Co.

January 13, 2010

T & W FORGE, INC.

BALANCE SHEETS

October 31, 2009 and 2008

	2009	2008
ASSETS

Current assets:
Cash	$344,046	$7,842
Accounts receivables, trade (net of allowance for doubtful accounts of approximately $19,000 on 2009 and 2008	1,471,038	2,100,057
Accounts receivable, related parties	—	10,894
Notes receivable, related parties	2,900,000	—
Inventories	2,315,539	2,142,205
Prepaid expenses and other assets	162,455	68,346

Total current assets	7,193,078	4,329,344

Property and equipment, net	872,587	1,157,396
Deposits	122,768	198,185

	$8,188,433	$5,684,925

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Current maturities of long-term debt	$300,000	$300,000
Note payable, related party	—	750,000
Accounts payable	497,771	1,034,781
Accounts payable, related party	21,056	23,027
Accrued payroll and payroll taxes	212,018	206,222
Accrued expenses	529,547	488,947
Accrued expenses, related party	5,769	—
Current portion of accrued postretirement benefit obligation	8,446	9,027

Total current liabilities	1,574,607	2,812,004

Long-term debt, net of current maturities	650,000	950,000
Accrued postretirement benefit obligation, net of current portion	84,352	61,802

Total liabilities	2,308,959	3,823,806

Shareholders’ equity	5,879,474	1,861,119

	$8,188,433	$5,864,925

The accompanying notes are an integral part of these financial statements.

T & W FORGE, INC.

STATEMENTS OF OPERATIONS

for the years ended October 31, 2009 and 2008

	2009	% To Net Sales	2008	% To Net Sales

Net sales	$17,391,531	100.0	$15,141,153	100.0

Cost of goods sold	11,895,162	68.4	11,922,447	78.7

Gross profit	5,496,369	31.6	3,218,706	21.3

Selling and administrative expenses	850,584	4.9	863,851	5.7

Income from operations	4,645,785	26.7	2,354,855	15.6

Other income (expense):
Interest expense	(67,137)	(0.4)	(160,949)	(1.1)
Interest income	40,959	0.2	6,525	—
Management fees	(262,663)	(1.5)	(230,005)	(1.5)
Employee bonuses	(160,500)	(0.9)	(133,000)	(0.9)
Gain on sale of assets	1,025,000	5.9	108,439	0.7
Miscellaneous income	3,709	—	1,651	—

Total other income (expense), net	579,368	3.3	(407,339)	(2.8)

Net income	$5,225,153	30.0	$1,947,516	12.8

The accompanying notes are an integral part of these financial statements.

T & W FORGE, INC.

STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY

for the years ended October 31, 2009 and 2008

	* Common Stock		Additional Paid-In Capital	Retained Earnings	Accumulated Other Comprehensive Income (Loss)	Total Shareholders’ Equity
	Shares	Amount

Balances, October 31, 2007	100	$100,000	$146,444	$2,706,682	$(50,247)	$2,902,879

Comprehensive income:
Net income	—	—	—	1,947,516	—	1,947,516
Actuarial postretirement gain	—	—	—	—	8,540	8,540
Amortization of postretirement liability from earlier periods	—	—	—	—	2,184	2,184

Total comprehensive income	—	—	—	1,947,516	10,724	1,958,240

Distributions to shareholders	—	—	—	(3,000,000)	—	(3,000,000)

Balances, October 31, 2008	100	$100,000	$146,444	1,654,198	(39,523)	1,861,119

Comprehensive income:
Net income	—	—	—	5,225,153	—	5,225,153
Actuarial postretirement loss	—	—	—	—	(8,540)	(8,540)
Amortization of postretirement liability from earlier periods	—	—	—	—	1,742	1,742

Total comprehensive income (loss)	—	—	—	5,225,153	(6,798)	5,218,355

Distributions to shareholders	—	—	—	(1,200,000)	—	(1,200,000)

Balances, October 31, 2009	100	$100,000	$146,444	$5,679,351	$(46,321)	$5,879,474

*	T&W Forge, Inc. common stock, $100 stated value, 850 shares authorized.

The accompanying notes are an integral part of these financial statements.

T & W FORGE, INC.

STATEMENTS OF CASH FLOWS

for the years ended October 31, 2009 and 2008

	2009	2008
Cash flows from operating activities:
Cash received from customers	$18,024,259	$15,386,228
Cash paid to suppliers and employees	(12,890,107)	(12,560,277)
Cash paid to related parties, net	(567,012)	(758,444)
Interest paid	(62,169)	(154,893)
Interest paid to shareholders and related parties	(3,125)	(11,750)

Net cash provided by operating activities	4,501,846	1,900,864

Cash flows from investing activities:
Advances on notes receivable, related parties	(2,900,000)	—
Proceeds from sale of property and equipment	1,100,000	108,439
Capital expenditures	(115,642)	(584,704)

Net cash used by investing activities	(1,915,642)	(476,265)

Cash flows from financing activities:
Repayment of line of credit	—	(241,312)
Proceeds from long-tern debt	—	1,500,000
Repayment of long-term debt	(300,000)	(283,334)
Proceeds from note payable, related party	—	750,000
Repayment of note payable, related party	(750,000)	(200,000)
Distributions to shareholders’	(1,200,000)	(3,000,000)

Net cash used by financing activities	(2,250,000)	(1,474,646)

Net increase (decrease) in cash	336,204	(50,047)

Cash, beginning of year	7,842	57,889

Cash, end of year	$344,046	$7,842

Supplemental disclosures:
Noncash financing transaction:
Actuarial postretirement gain (loss) and amortization of postretirement loss from prior periods	$(6,798)	$10,724

The accompanying notes are an integral part of these financial statements.

T & W FORGE, INC.

STATEMENTS OF CASH FLOWS, Continued

for the years ended October 31, 2009 and 2008

	2009	2008
Reconciliation of net income to net cash provided by operating activities:
Net income	$5,225,153	$1,947,516

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	325,451	331,330
Gain from sale of assets	(1,025,000)	(108,439)
Decrease in accounts receivable, trade	629,019	243,424
(Increase) decrease in accounts receivable, related parties	10,894	(10,894)
Increase in inventories	(173,334)	(55,359)
(Increase) decrease prepaid expenses and other assets	(94,109)	59,445
(Increase) decrease in deposits	75,417	(115,875)
Increase (decrease) accounts payable	(537,010)	59,066
Decrease in accounts payable, related party	(1,971)	(117,368)
Increase (decrease) in accrued payroll and payroll taxes	5,796	(82,720)
Increase (decrease) in accrued expenses	40,600	(212,273)
Increase (decrease) in accrued expenses, related party	5,769	(44,477)
Increase in accrued postretirement benefit obligations	15,171	7,488

Total adjustments	(723,307)	(46,652)

Net cash provided by operating activities	$4,501,846	$1,900,864

The accompanying notes are an integral part of these financial statements.

T & W FORGE, INC.

NOTES TO FINANCIAL STATEMENTS

for the years ended October 31, 2009 and 2008

1.	Summary of Significant Accounting Policies:

Nature of Business – The Company’s operations consist primarily of manufacturing metal forgings for the aerospace, power generation and heavy-duty truck and equipment industries. The majority of the Company’s business activity is with customers located within the United States.

Accounts Receivable – Accounts receivable are stated at the amount management expects to collect from outstanding balances. Management provides for probable uncollectible amounts through a provision for bad debt expense and an adjustment to a valuation allowance based on its assessment of the current status of individual accounts. Receivables are considered impaired if payments are not received in accordance with the contractual terms. Balances that are still outstanding after management has used reasonable collection efforts are written off through a charge to the valuation allowance and a credit to accounts receivable.

The Company performs ongoing credit evaluations of customers and, generally, requires no collateral. The accounts receivable have been adjusted for all known uncollectible accounts with an allowance for doubtful accounts of $19,000 at October 31, 2009 and 2008.

Inventories – The Company values its inventories at the lower of cost or market with cost determined by the last-in, first-out (LIFO) method. If the first-in, first-out (FIFO) method was used to value inventories, reported inventories would have increased by $325,325 and $394,754 at October 31, 2009 and 2008, respectively, and net income would have decreased by $69,429 in 2009 and increased by $85,053 in 2008.

Property and Equipment – Property and equipment are carried at cost. Major additions and improvements are charged to the property accounts while replacements, maintenance and repairs which do not improve or extend the lives of the respective assets are expensed currently. When property or equipment is retired or otherwise disposed of, the cost is removed from the asset account, accumulated depreciation or amortization is charged with an amount equivalent to the depreciation or amortization provided, and the difference is charged or credited to operations.

Depreciation – Depreciation has been provided using straight-line and accelerated methods for both financial statement and income tax reporting purposes.

Income Taxes – The Company, with the consent of its shareholders, has elected to be an S corporation under the provisions of the Internal Revenue Service. Under the provisions for an S corporation, the Company will not pay corporate income taxes on its taxable income. In lieu of corporate income taxes, the shareholders will be taxed on their proportionate share of the Company’s taxable income.

Statements of Cash Flows – For purposes of the statements of cash flows, cash includes cash on hand and demand deposits.

Advertising – The Company follows the policy of charging the costs of advertising to expense as incurred. No advertising expense was incurred in 2009 or 2008.

T & W FORGE, INC.

NOTES TO FINANCIAL STATEMENTS, Continued

for the years ended October 31, 2009 and 2008

1.	Summary of Significant Accounting Policies, Continued:

Estimates – The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. While actual results could differ from those estimates, management does not expect those differences to be significant to the financial statements.

New Accounting Pronouncements – During 2009, the Company adopted the following new accounting pronouncement:

Fair Value Measurements establishes a hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. This new standard results in expanded disclosures (see Note 7) of information related to the Company’s assets and liabilities that are reported at fair value.

Subsequent Events, although it does not change existing guidance on recognition and disclosure of subsequent events, it requires disclosure of the date through which the Company has evaluated subsequent events. Management of the Company has evaluated subsequent events through January 13, 2010, the date the financial statements were available to be issued.

2.	Inventories:

Inventories consist of the following:

	2009	2008

Raw materials	$1,702,218	$1,388,030
Work-in-process	390,790	392,862
Finished goods	547,856	756,067

	2,640,864	2,536,959
Less LIFO reserve	(325,325)	(394,754)

	$2,315,539	$2,142,205

T & W FORGE, INC.

NOTES TO FINANCIAL STATEMENTS, Continued

for the years ended October 31, 2009 and 2008

3.	Property and Equipment:

Property and equipment consist of the following:

	2009	2008

Leasehold improvements	$20,859	$20,859
Machinery and equipment	3,814,479	3,765,330
Office furniture and equipment	99,369	89,684
Computer software	70,777	70,777
Autos and trucks	6,909	—
Construction in progress	49,899	75,000

Total cost	4,062,292	4,021,650

Less accumulated depreciation	3,189,705	2,864,254

Property and equipment, net	$872,587	$1,157,396

4.	Financing Arrangements:

The Company has a line of credit and a note payable under one loan and security agreement with a bank. Under the terms of the line of credit agreement, the Company can borrow the lesser of $3,000,000 or the borrowing base. The borrowing base was approximately $2,307,000 and $2,656,000 at October 31, 2009 and 2008, respectively. The agreement provides for a line of credit at the bank’s one month LIBOR plus 2.25% (one-month LIBOR was 0.24% at October 31, 2009) and is due on demand. Both the line of credit and the note are collateralized by substantially all assets of the Company and contain various restrictive covenants. There were no amounts outstanding on the line of credit at October 31, 2009 and 2008.

Long-term debt consists of the following at October 31:

	2009	2008

Note payable, bank, due in monthly installments through November, 2012 of $25,000 plus interest at prime (prime was 3.25% at October 31, 2009), collateralized by substantially all assets of the Company.	$950,000	$1,250,000

Less current maturities	300,000	300,000

	$650,000	$950,000

The Company had a promissory note with a related party totaling $750,000 at October 31, 2008 and bearing interest at 8.25% per annum. The note was repaid in full during 2009. Interest on these notes totaled $3,125 in 2009 and $10,375 in 2008.

T & W FORGE, INC.

NOTES TO FINANCIAL STATEMENTS, Continued

for the years ended October 31, 2009 and 2008

4.	Financing Arrangements, Continued:

Aggregate maturities of long-term debt as of October 31, 2009 are as follows:

2010	$300,000
2011	300,000
2012	300,000
2013	50,000

$950,000

Subsequent to October 31, 2009, the Company, in conjunction with Transue & Williams Stamping Co., Inc. and MC Machine LLC, related parties, entered into a new line of credit agreement with a bank. Joint borrowings available on the line total $8,000,000, subject to a borrowing base. Required payments on the line are interest only starting January 5, 2010, with total outstanding principal and interest due December 17, 2010. Interest is at the bank’s LIBOR rate plus 2.75%. Amounts outstanding on the lines of credit among the three entities totaled $1,332,000 at October 31, 2009. In addition, the term debt outstanding as of December 18, 2009 is now deemed to be payable by the Company and the related parties jointly. Total term debt among the three entities totaled $2,247,750 at October 31, 2009.

5.	Related Party Transactions:

The Company is affiliated through common ownership with various corporations and partnerships. The Company has a management agreement with an affiliate for financial and managerial services and incurred related expenses totaling $262,663 in 2009 and $230,005 in 2008. The Company also leases its facilities under an operating lease from a related party as described in Note 8. Accounts payable with a related party totaled $21,056 and $23,027 as of October 31, 2009 and 2008, respectively. In addition, accrued expenses with a related party totaled $5,769 and $0 at October 31, 2009 and 2008, respectively. Accounts receivable with related parties totaled $0 and $10,894 as of October 31, 2009 and 2008, respectively.

Notes receivable from related parties totaled $2,900,000 at October 31, 2009 bearing interest at 5% per annum. Management expects the balances to be paid in full during 2010. There were no notes receivable from related parties at October 31, 2008.

Deposits totaled $21,590 at October 31, 2009 and 2008 for advances on behalf of another related party.

In addition, borrowings from related parties totaled $750,000 at October 31, 2008, which were repaid during 2009, as described in Note 4.

T & W FORGE, INC.

NOTES TO FINANCIAL STATEMENTS, Continued

for the years ended October 31, 2009 and 2008

6.	Employee Benefit Plans:

The Company maintains a 401(k) savings and investment plan covering substantially all salaried employees. Under the terms of the plan, employees may voluntarily contribute a percentage of their compensation to the plan. Employer contributions made to this plan totaled $15,541 in 2009 and $16,865 in 2008.

In addition, the Company contributed $1.06 per hour worked for all union employees to a multi-employer pension plan. Contributions to this plan totaled $84,871 in 2009 and $95,859 in 2008.

The Company also maintains postretirement benefits for all hourly employees who retire between the ages of 63 and 65. These benefits include monthly disbursements directly to eligible retirees of $500 for families and $250 for individuals to help cover medical insurance expenses. These benefits are provided until the retiree reaches the age of 65.

The following sets forth the Plan’s status at October 31:

	2009	2008

Accumulated postretirement benefit obligation	$92,798	$70,829
Plan assets at fair value (unfunded plan)	—	—

Underfunded status	$92,798	$70,829

The following amounts are recognized in the balance sheets and the statements of changes in shareholders’ equity for 2009 and 2008.

Accrued postretirement benefit obligation:
Current portion	$8,446	$9,027
Long term portion	84,352	61,802

Total	$92,798	$70,829

Accumulated other comprehensive income:
Beginning balance	$(39,523)	$(50,247)
Actuarial postretirement plan gain (loss)	(8,540)	8,540
Amortization of postretirement plan liability from earlier periods	1,742	2,184

Total	$(46,321)	$(39,523)

T & W FORGE, INC.

NOTES TO FINANCIAL STATEMENTS, Continued

for the years ended October 31, 2009 and 2008

6.	Employee Benefit Plans, Continued:

The following table presents selected information on the Company’s postretirement plan:

	2009	2008
Discount rate	8%	8%
Benefits paid	$—	$6,000
Postretirement benefit expense	$15,172	$13,488
Amortization expense	$1,742	$2,184

Expected amortization expense for 2010 is $2,103.

Expected future benefit payments are as follows:

2010	$8,446
2011	7,148
2012	7,821
2013	14,430
2014	14,481
Thereafter	54,469

$106,795

7.	Fair Value Measurements:

During 2009, the Company adopted new accounting standards titled, Fair Value Measurements, which establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The fair value hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). The three levels of the fair value hierarchy under the new accounting standards are as follows:

Level 1 – Inputs that reflect unadjusted quoted prices in active markets for identical assets or liabilities that the Company has the ability to access at the measurement date.

Level 2 – Inputs other than quoted prices that are observable for the asset or liability, either directly or indirectly, including inputs in markets that are not considered to be active.

Level 3 – Inputs that are unobservable for the asset or liability.

T & W FORGE, INC.

NOTES TO FINANCIAL STATEMENTS, Continued

for the years ended October 31, 2009 and 2008

7.	Fair Value Measurements, Continued:

In certain cases, the inputs used to measure fair value may fall into different levels of the fair value hierarchy. In such cases, an asset’s or liability’s level within the fair value hierarchy is based on the lowest level of input that is significant to the fair value measurement. The Company’s assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment, and considers other specific factors. The following section describes the valuation techniques used to measure different financial instruments at fair value and includes the level within the fair value hierarchy in which the financial instrument is categorized.

Pension benefit obligation – Fair value of the pension benefit obligation is valued as a level 2 input, and is based on the actuarially-determined accumulated pension benefit obligation.

8.	Lease Agreement:

The Company leases its office and plant facilities from a related party under an operating lease which is renewed annually. Under the terms of this lease agreement, the Company makes monthly rent payments of $30,000 and is responsible for all taxes and assessments on the property, insurance, utilities and repairs and maintenance. Rent expense under this lease totaled $360,000 for 2009 and 2008.

9.	Major Customers:

Sales to two of the Company’s major customers accounted for approximately 62% of total sales in 2009 and 66% of total sales in 2008. Outstanding accounts receivable from these customers totaled $619,443 and $1,142,478 at October 31, 2009 and 2008, respectively.

10.	Major Suppliers:

Purchases from two of the Company’s major suppliers accounted for approximately 78% of total purchases in 2009. Purchases from one of the Company’s major suppliers accounted for approximately 66% of total purchases in 2008. Amounts due to these suppliers included in accounts payable totaled $307,299 and $694,040 at October 31, 2009 and 2008, respectively.

11.	Collective Bargaining Agreement:

All hourly production employees are covered by a collective bargaining agreement that expired during June, 2009 and is currently being renegotiated. Management expects to reach a new agreement during 2010.

T & W FORGE, INC.

NOTES TO FINANCIAL STATEMENTS, Continued

for the years ended October 31, 2009 and 2008

12.	Concentration of Credit Risk:

The Company maintains its cash in bank deposit accounts that, at times, may exceed federally insured limits. The Company has not experienced any losses in such accounts. Management of the Company believes it is not exposed to any significant credit risk on its cash.

13.	Litigation:

In the normal course of business, the Company is involved in routine legal matters that management intends to aggressively defend. Management believes the likelihood of any material adverse outcome to be remote.